EXHIBIT (j)(2)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees of the BB&T Variable Insurance Funds:
We consent to the use of our report dated February 25, 2010, with respect to the financial statements of the BB&T Variable Insurance Funds, as of December 31, 2009, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ KPMG LLP
New York, New York
April 21, 2010